UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2011 (February 18, 2011)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19969 (Commission File Number)	71-0673405 (IRS Employer Identification Number)

3801 Old Greenwood Road Fort Smith, Arkansas (Address of principal executive offices)	72903 (Zip Code)

Registrant’s telephone number, including area code:  (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 18, 2011 the Compensation Committee (the “Committee”) of the Board of Directors of Arkansas Best Corporation (the “Company”) took the following actions:

2011 Annual Incentive Compensation Performance Measures

The Committee approved the performance measure and goals and the individual target incentive awards for 2011 under the Company’s Executive Officer Annual Incentive Plan (“Plan”). The 2011 performance measures are weighted equally based on cash flow improvement metrics and the return on capital employed (“ROCE”) for the Company.  A minimum free cash flow improvement of $20 million for 2011 (as determined in the attached form of agreement) over 2010 free cash flow (as determined in the attached form of agreement) must be achieved to earn the threshold incentive under the cash flow component of the Plan with higher levels of cash flow improvement resulting in additional earned incentive. A minimum of 5% ROCE must be achieved for an incentive to be earned under the ROCE component with higher levels of ROCE resulting in additional earned incentive.

If the target cash flow improvement is attained, the Company’s President — CEO would receive $262,500; ABF’s President — CEO would receive $144,200; the Company’s and ABF’s Senior Vice President’s would each receive $71,250; and the Company’s Vice President — CFO would receive $51,600 (based on their current base salary levels). At the target cash flow improvement level, no incentive would be earned under the ROCE component of the Plan. If the target ROCE is achieved, the Company’s President — CEO would receive $787,500; ABF’s President — CEO would receive $432,600; the Company’s and ABF’s Senior Vice President’s would each receive $213,750; and the Company’s Vice President — CFO would receive $154,800 (based on their current base salary levels). At target ROCE levels, the incentive includes amounts earned under both the ROCE and cash flow components of the Plan. The actual incentive earned will depend on the final level of cash flow improvement and ROCE achieved for 2011 and each participant’s base salary earned in 2011.

The Committee (1) increased the ROCE threshold for the annual plan from 3% to 5% to reflect improving economic conditions and (2) capped potential annual incentive payout at a maximum payout of 250% of the target payout factor (in prior years, the maximum annual award was the lesser of $3 million per participant or 400% of the participant’s base salary). This change reduced the maximum payout under the annual incentive plan for all participants in the plan.

The Company’s named executive officers participate in the Company’s Annual Incentive Compensation Plan.

The Plan was approved by on April 20, 2005 and amendment one to the Plan was approved on April 22, 2010 both by the Company’s stockholders at the Company’s annual stockholders meeting

A copy of the annual plan form of agreement approved by the Committee is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The Company intends to use this form of agreement from time to time in connection with awards to named executive officers and certain employees.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	20[XX] Schedule — ABC Annual Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION
(Registrant)

Date:	February 22, 2011	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	20[XX] Schedule — ABC Annual Incentive Compensation Plan.